Exhibit 99.2
LOCK-UP AGREEMENT

March 19, 2024

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
United States of America

Citigroup Global Markets Limited
Citigroup Centre, 33 Canada Square,
London E14 5LB
United Kingdom

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
United States of America

Ladies and Gentlemen:
The undersigned understands that Citigroup Global Markets Inc., Citigroup Global Markets Limited and Morgan Stanley & Co. LLC (“Morgan Stanley”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Haleon plc, a public limited company incorporated in England and Wales (the “Company”) and Pfizer Inc., a Delaware corporation (the “Selling Shareholder”), providing for the offering (the “Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of 594,000,000 ordinary shares, nominal value £0.01 per share (the “Ordinary Shares”) and of 98,277,410 American depositary shares, each representing two Ordinary Shares (“ADSs” and, together with the Ordinary Shares, the “Shares”) of the Company.
To induce the Underwriters that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of Citigroup Global Markets Inc., Citigroup Global Markets Limited and Morgan Stanley (such consent not to be unreasonably withheld, conditioned or delayed), it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus (the “Lock-up Period”) relating to the Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Shares (collectively with the Shares, the “Lock-up Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-up Securities, in cash or otherwise (other than in connection with the Offering).

The foregoing sentence shall not apply to:
(a)accepting a general offer for Lock-up Securities made in accordance with the City Code on Takeovers and Mergers of the United Kingdom or providing an irrevocable undertaking to accept such an offer on a sale to an offeror which is named in a public announcement of a firm intention to make an offer;
(b)transferring or otherwise disposing of Lock-up Securities pursuant to any compromise or arrangement under sections 895 to 899 of the Companies Act 2006 providing for the acquisition, by any person or group of persons acting in concert, of fifty per cent (50%) or more of the equity share capital of the Company;
(c)transferring or otherwise disposing of Lock-up Securities pursuant to any offer by or to the Company in connection with the purchase by the Company of any such securities (x) which is made on identical terms to all holders of such securities or (y) pursuant to an off-market buyback contract between the Company and the Selling Shareholder, including the Share Purchase Deed, dated as of September 11, 2023, by and between the Selling Shareholder and the Company and approved by the Company’s shareholders at its annual general meeting on April 20, 2023, including any repurchase by the Company in connection with the Offering;
(d)transferring or otherwise disposing of Lock-up Securities in connection with a scheme of reconstruction under section 110 of the Insolvency Act 1986;
(e)in the case of the Selling Shareholder, transferring or otherwise disposing of Lock-up Securities to any member of its group (being the Selling Shareholder and its subsidiaries and subsidiary undertakings from time to time, the “Group”); provided that prior to any such transfer or disposal the transferee shall have signed and delivered a lock up agreement substantially in the form of this agreement prior to becoming the legal and/or beneficial holder of the applicable securities, and provided, further, that, if the transferee ceases to be a member of its Group, it shall as soon as reasonably practicable (and in any event within five (5) business days (being days on which commercial banks are open for business in London and New York)) transfer such securities back to the transferor (or another member of the Group, provided that such further transferee shall also have signed and delivered a lock up agreement substantially in the form of this agreement prior to becoming the legal and/or beneficial holder of such securities);
(f)transferring or otherwise disposing of any rights granted in respect of a rights issue or other pre-emptive share offering by the Company;
(g)transferring or otherwise disposing of Lock-up Securities in accordance with any order made by a court of competent jurisdiction, competent regulatory authority or as required by any statute, law, rule, regulation, ordinance, code or rule of common law issued, administered or enforced by any governmental entity (being any supra national, national, state, municipal or local government (including any subdivision, court, administrative agency or commission or other authority thereof) or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasigovernmental authority, including the European Union), or any judicial or administrative interpretation thereof, including the rules of any stock exchange or listing authority;
(h)transactions relating to securities of the Company acquired in open market transactions after the completion of the Offering;

(i)transfers of Lock-up Securities as a bona fide gift;
(j)distributions of Lock-up Securities to limited partners or stockholders of the undersigned; or
(k)facilitation of the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of the Lock-up Securities;
provided that (x) in the case of any transfer or distribution pursuant to clause (i) or (j), each donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (y) in the case of clause (k), (i) such plan does not provide for the transfer of Ordinary Shares or ADSs during the Lock-up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares or ADSs may be made under such plan during the Lock-up Period.
    In addition, the undersigned agrees that, without the prior written consent of Citigroup Global Markets Inc., Citigroup Global Markets Limited and Morgan Stanley (such consent not to be unreasonably withheld, conditioned or delayed), it will not, during the Lock-up Period, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares, ADSs or any security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs; provided that, to the extent the undersigned has registration rights, the foregoing shall not prohibit the undersigned from notifying the Company privately that it is or will be exercising its registration rights and undertaking preparations related thereto during the Lock-up Period. For the avoidance of doubt, the undersigned shall retain all of its rights as a member of the Company (except for the restrictions expressly set forth herein) during the Lock-up Period, including the right to vote any Ordinary Shares (including pursuant to the holding of ADSs) that such holder is entitled to vote. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Ordinary Shares or ADSs except in compliance with the foregoing restrictions.
The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to the undersigned in connection with the Offering, the Underwriters are not making a recommendation to the undersigned to participate in the Offering or sell any Shares at the price determined in the Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.
Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation among the Company, the Selling Shareholder and the Underwriters.

If the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, or if an Underwriting Agreement is not entered into or the Offering does not close on or before 11:59 p.m., New York City time on March 31, 2024, then this lock-up agreement and the provisions herein shall automatically, and without any action on the part of any party hereto, terminate and be of no further force and effect, and the undersigned shall automatically be released from the obligations under this lock-up agreement.
This agreement shall be governed by and construed in accordance with the laws of the State of New York.
                    Very truly yours,

PFIZER INC.
By:	/s/ Brian Byala
Name: Brian Byala
Title: Senior Vice President and Treasurer

[Signature Page to Lock-Up Agreement]

By:    Citigroup Global Markets Inc.
By:    /s/ Sumit Khedekar
    Name:    Sumit Khedekar
    Title:    Managing Director, Head of Healthcare Americas

By:    Citigroup Global Markets Limited
By:    /s/ Robert Way
    Name:    Robert Way
    Title: Managing Director, Head of UK Investment Banking

By:    Morgan Stanley & Co. LLC
By:    /s/ Josh Kamboj
    Name: Josh Kamboj
    Title:    Executive Director

[Signature Page to Lock-Up Agreement]
1